EXHIBIT 10.44

SECURITY AGREEMENT

(COPYRIGHTS)

WHEREAS, OPBIZ, L.L.C., a Nevada limited liability company (herein referred to as “Grantor”), has adopted, used and is using the copyrights listed on the annexed Schedule 1 annexed hereto as part hereof, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, Grantor is obligated to Column Financial, Inc., (referred to herein as the “Grantee”) as defined in the Security Agreement dated as of November [   ], 2006 (the “Security Agreement”) among Grantor, the other Pledgors named therein and the Grantee for the payment and performance of the Secured Obligations (as defined in the Security Agreement); and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Copyrights, all extensions, continuations, continuations-in-part, renewals and reissues thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may now or hereafter exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations, as defined in the Security Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further assign unto Grantee and grant to Grantee a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Grantee’s address is 11 Madison Avenue, New York, New York 10010.

IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be duly executed by its officer thereunto duly authorized as of the      day of November, 2006.

OPBIZ, L.L.C., a Nevada limited liability company

By:
Name:
Title:

STATE OF                                    )

                                                      ) ss

County of                                      )

This instrument was acknowledged before me on                   , 200   , by                                   , as                   of                             , a[n]                    limited liability company, on behalf of such company.

(SEAL)
Notary Public

My commission will expire:

SCHEDULE 1 TO SECURITY AGREEMENT

(COPYRIGHTS)

Copyright	Application/Registration No.	Issue Filing Date	Volume/Page No.
Aladdin	VA 1-072-146	August 11, 2000	3514/761
Genii	VA 1-072-147	August 11, 2000	3514/761
Lantern	VA 1-072-145	August 11, 2000	3514/761
Magic Carpet	VA 1-072-149	August 11, 2000	3514/761
Pegasus	VA 1-072-148	August 11, 2000	3514/761
ROC	VA 1-072-151	August 11, 2000	3514/761
Sheharazade	VA 1-072-152	August 11, 2000	3514/761
Sinbad	VA 1-072-150	August 11, 2000	3514/761